PROSPECTUS SUPPLEMENT NO. 8 to Prospectus Dated August 25, 2003

of

COMPUTER ASSOCIATES INTERNATIONAL, INC.

Relating to
Resales by Selling Securityholders
of
5% Convertible Senior Notes
and Shares of Common Stock Issuable upon Conversion of the Senior Notes

        This Prospectus Supplement supplements the Prospectus dated January 15, 2003 (the "Prospectus"). This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered by selling securityholders to prospective purchasers along with this Prospectus Supplement. The information in the following table supersedes in part and supplements the information in the relevant section in the Prospectus.

Selling Holder	Aggregate Principal Amount of Notes Beneficially Owned and Offered	Shares of Common Stock Beneficially Owned	Shares of Common Stock Offered	Shares of Common Stock Beneficially Owned After Completion of the Offering
Clinton Riverside Convertible Portfolio Limited (1)	5,000,000	205,423	205,423	0
Clinton Multistrategy Master Fund, Ltd (1)	5,000,000	205,423	205,423	0

(1)
Mike Vacca exercises voting and investment control over any shares of Common Stock issuable upon conversion of the Notes owned by this selling holder.

Prospectus Supplement dated August 25, 2003